Exhibit 99.4

POWER OF ATTORNEY

THRC Management, LLC (“THRC”), incorporated and existing under the laws of Texas, with filing number 801392573, having its registered address at 16858 IH 20, Cisco, Texas 76437, represented by Dan Wilks, Manager, hereby authorizes Matt Wilks to represent THRC to execute and file on THRC’ s behalf all SEC forms (including any amendments thereto) that THRC may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of THRC’s position with, or ownership of, or transactions in securities by or on behalf of THRC or its subsidiary THRC Holdings, L.P. with any of the entities listed in the attached Schedule “A”. The authority of such individual under this Statement shall continue for as long as THRC is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to THRC. I hereby acknowledge that such individual is not assuming any of THRC’s responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934.

By:	/s/ Dan Wilks
Dan Wilks, Manager

Date: 10/25/20

Schedule A

LIST OF ENTITIES

1.	*

2.	*

3.	*

4.	*

5.	*

6.	*

7.	*

8.	*

9.	NexTier Oilfield Solutions Inc.

* Issuer redacted.

Schedule I

Transactions in shares of Common Stock During the Past Sixty (60) Days

Nature of Transaction	Securities Purchased/Sold	Price Per Share ($)	Date of Purchase / Sale
Purchase of Common Stock	528,816	3.42	1/29/2021
Purchase of Common Stock	394,966	3.34	1/28/2021
Purchase of Common Stock	500,000	3.40	1/27/2021
Purchase of Common Stock	500,000	3.44	1/27/2021
Purchase of Common Stock	76,218	3.26	1/26/2021
Purchase of Common Stock	400,000	3.54	1/21/2021
Purchase of Common Stock	600,000	3.53	1/21/2021
Purchase of Common Stock	290,912	3.46	1/4/2021
Purchase of Common Stock	182,654	3.41	12/31/2020
Purchase of Common Stock	500,000	3.50	12/22/2020
Purchase of Common Stock	608,336	3.42	12/21/2020
Purchase of Common Stock	80,954	3.33	12/18/2020